COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, QUALITY BOND PORTFOLIO
AND THE MERRILL LYNCH DOMESTIC MASTER INDEX (SUBINDEX D010)
EXHIBIT A:

                                          DREYFUS VARIABLE
                   MERRILL LYNCH          INVESTMENT FUND,
  PERIOD          DOMESTIC MASTER           QUALITY BOND
              INDEX (SUBINDEX D010)*          PORTFOLIO

 8/31/90                        10,000                 10,000
 12/31/90                       10,626                 10,240
 12/31/91                       12,299                 11,686
 12/31/92                       13,219                 13,098
 12/31/93                       14,522                 15,106
 12/31/94                       14,112                 14,414
 12/31/95                       16,702                 17,357
 12/31/96                       17,299                 17,899
 12/31/97                       18,954                 19,584

*Source: Merrill Lynch, Pierce, Fenner and Smith Inc.